EXHIBIT 21.1

                             SIUK plc - subsidiaries

                                                            %
SIUK plc Subsidiary                                       owned      Status
----------------------------------------------------      -----     ---------
South Western Electricity plc                              100      Operating
    @ebusiness Limited                                     100      Dormant
    Aztec Insurance Limited                                100      Operating
    EA Technology Limited                                  7.7      Operating
    ElectraLink Limited                                    6.19     Operating
    Electricity Association Limited                        5.9      Operating
    Electricity Pensions Limited                           0        Operating
    Electricity Pensions Trustee Limited                   5        Operating
    ESN Holdings Limited                                   4.5      Operating
    Meter Reading Services Limited                         100      Operating
    Non-Fossil Purchasing Agency Limited                   8.3      Operating
    Northmere Limited                                      0        Operating
    REC Collect Limited                                    25       Operating
    South West Enterprise Limited                          0        Operating
    South Western Helicopters Limited                      100      Operating
    St Clements Services Limited                           9.1      Operating
    Western Energy Limited                                 100      Dormant
    Western Power Generation Limited                       100      Operating
       Western Power Investments Limited                   100      Operating
            Teesside Power Limited                         7.7      Operating
            Wind Resources Limited                         45       Operating
                  Carland Cross Limited                    100      Operating
                  Coal Clough Limited                      100      Operating
    Western Power Networks Limited                         100      Dormant
    Western Power Pension Trustee Limited                  100      Dormant
    Western Power Training Limited                         100      Dormant
    WPD Energy Limited                                     100      Dormant
    WPD Helicopter Unit Limited                            100      Dormant
    WPD Insurance Limited                                  100      Operating
    WPD Investments Limited                                100      Operating
       Croeso Systems Development Limited                  50       Operating
       ebusiness South West Limited                        90       Operating
    Avonbank Limited                                       100      Dormant
    WPD Meter Operator Services Limited                    100      Dormant
    WPD Property Developments Limited                      100      Operating
       Temple Back Developments Limited                    100      Operating
            Weston-Super-Mare Developments Limited         100      Operating
    WPD Property Investments Limited                       100      Operating
    WPD Share Scheme Trustees Limited                      100      Dormant
    WPD Telecoms Limited                                   100      Dormant
SIUK Capital Trust I                                       100      Operating
Surf Telecoms Limited                                      100      Operating
Western Power Distribution Telecoms Limited                100      Operating